EXHIBIT 32.1
                             Transbotics Corporation

                   Certification of Periodic Financial Report
                        Pursuant to 18 U.S.C Section 1350



Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sabarnes-Oxley Act of 2002, the undersigned officers of the Transbotics Corporation (the"Company") certify that the Quarterly Report on Form 10-QSB of the Company for the fiscal period ending August 31, 2003 fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and information contained in that form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: October 17, 2003             /s/ Claude Imbleau
                                    --------------------------------------------
                                        Claude Imbleau
                                        President and CEO
                                        (principal executive officer and
                                        principal financial officer)


* This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.